Exhibit 10.1

Certain confidential information contained in this document marked with [***] has been omitted and filed SEPARATELY with the Securities and Exchange Commission, pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MYMEDICALRECORDS/WHOLE FOODS MARKET

This MyMedicalRecords.com Employee Benefits Program Agreement (the "Agreement"), effective March 15, 2013 (the "Effective Date"), is entered into by and between MyMedicalRecords, Inc., a Delaware corporation with offices at 4401 Wilshire Blvd., Suite 200, Los Angeles, California 90010 ("MMR") and Whole Foods Market, Medical and Wellness Centers Inc., a Texas corporation with offices at 550 Bowie Street, Austin, TX 78703-4644 ("WFM"). MMR and WFM may be referred to in this Agreement each as a "Party" and jointly as the "Parties."

This Agreement sets forth the terms of MMR's Employee Benefits Program offered to WFM, pursuant to which MMR will offer WFM's Team Members that are patients of the Whole Foods Market Medical and Wellness Center facility ("MWC") [***]MMR Services offered through the MWC. For purposes of this Agreement, a Team Member is any individual employed by WFM that is a patient of the MWC and is eligible for WFM benefits on or after the Effective Date.

  Services.

    Definition. For purposes of this Agreement, MMR "Services" are those Services described in Exhibit A attached hereto.

    Terms and Conditions of Use. Subject to payment of the applicable fees, MMR will offer Services to WFM's Team Members pursuant to the terms of this Agreement, and under the end user Terms and Conditions of Use and the MMR Privacy Policy, as both may be amended from time to time.

    Ownership of Services. This Agreement does not grant WFM any ownership rights in MMR's Services, and grants to the WFM only the right to provide Services to its Team Members pursuant to the terms of this Agreement.

    License To Patents: For the Term of this Agreement and any continuation thereof, WFM shall have a license to MMR's patents specifically U.S. Patent Nos. 8,117,045; 8,117,646; 8,121,855; 8,301,466; 8,321,240; 8,121,855; 8,352,288 and any other patents to be issued pursuant to pending applications filed by MMR in the United States, and all divisions, continuations, reissues and extensions thereof. Such license is limited to the products and services that are the subject of this Agreement and terminates upon the expiration or termination of this Agreement.

    Marketing Materials/Use of Marks. MMR will provide to WFM marketing materials to market Services to Team Members. WFM may or may not use (at WFM's discretion) MMR marketing materials, MMR marks and the MMR name (including without limitation trademarks and service marks) to market to and inform its Team Members of the MMR Employee Benefits Program.

  Pricing and Payment for Services.

    Price: Subscriptions will be charged at a rate of $[***] per Team Member pursuant to Exhibit A.

    Forms Management: WFM shall pay a one-time fee of $[***] for the setup of Forms Management software. In addition, WFM shall pay a monthly fee of $[***] for the usage of Forms' Management software.

    Custom Content: WFM shall pay a one-time fee of $[***] for the development of the Single Sign On ("SSO") bridge to Health Dialog and for hosting a series of PDF's to be provided by WFM.

[***]: Confidential portions omitted and filed separately with the Commission.

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MMR-Whole Foods Market Employee Benefits Program

    Voicemail and Dynamic Fax Broadcast Services. MMR will provide WFM, at no charge, any combination of up to four (4) one minute Voicemail and/or single page Dynamic Fax Broadcasts. Additional Voicemail or Dynamic Fax Broadcasts will be charged at a per-recipient rate of $[***] per minute (for Voicemail) and $[***] per page (for Fax). For clarification purposes, the Voicemail and Dynamic Fax Broadcast Services is a separate service that allows WFM to send a Voicemail or Fax Broadcast to all users in their system and is separate and apart from the standard voice and fax services included in the user accounts.

    Billing and Payment. MMR will invoice WFM on a monthly basis for services covered under this Agreement. Payment is due within thirty (30) days from the date of invoice.

  Continuation of Services.

    Continuation of Services. If this Agreement terminates, or if a Team Member departs WFM, the Team Member may request that MMR continue providing services and MMR may do so at the lowest price generally available to consumers in the retail marketplace. Should the Team Member request their service to be continued after termination, MMR shall bill the Team Member directly.

    Activation of Continuing Services. To activate continuing services pursuant to III.a. above, a Team Member or former Team Member must use a WFM's Continuing Services Promotional Code within sixty (60) days prior to the end of their applicable subscription term and be responsible for payment for these services directly to MMR.

  Term and Termination.

    Initial Term. The initial term of this Agreement is one (1) year, commencing on the Effective Date. Notwithstanding, Team Members may begin activating subscriptions with WFM's Promotional Code at any time on and after the Effective Date.

    Renewal Terms. In the event WFM wishes to terminate the Agreement effective at the end of the then-current term, the Company must send written termination notice to MMR no later than ninety (90) days prior to the end of the then-current term. Absent such notice, the Agreement will be renewed automatically for successive one (1) year terms.

  Liability/Indemnification

    LIMITATION OF LIABILITY. In no event will either party or any of their officers, directors, employees, stockholders, agents, or representatives be liable to the other party for any special, indirect, incidental, exemplary, or consequential damages in any way relating to or arising from this Agreement, or resulting from the use or misuse of or inability to use the Services even if such liability is based on contract, tort, negligence, strict liability, products liability, or otherwise. The limitations of this Section 6.1 will apply notwithstanding any failure of essential purpose of any limited remedy.

    MAXIMUM LIABILITY. EXCEPT FOR INDEMNIFICATION OBLIGATIONS, IN NO EVENT WILL EITHER PARTY'S LIABILITY FOR ANY DAMAGES REGARDLESS OF THE FORM OF ACTION, WHETHER BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, PRODUCTS LIABILITY, OR OTHERWISE, EXCEED TWO (2) TIMES THE TOTAL FEES RECEIVED BY MMR FROM WFM OVER ANY TWELVE MONTH PERIOD UNDER THE TERM OF THIS AGREEMENT.

    WARRANTY DISCLAIMER. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, MMR MAKES NO REPRESENTATIONS OR WARRANTIES TO PROVIDER WITH RESPECT TO SERVICES INCLUDED IN THIS AGREEMENT AND ANY UPDATES, ENHANCEMENTS, NEW FEATURES, AND NEW VERSIONS THEREOF, OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, OR STATUTORY.

[***]: Confidential portions omitted and filed separately with the Commission.

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    INDEMNIFICATION. each Party (the "Indemnitor") agrees to indemnify the other Party (the "Indemnitee") from and against, and shall provide a defense with respect to, (a) any claim asserted against the Indemnitee by a third party in which it is alleged that the Indemnitor's intellectual property infringes upon the rights of any third parties with respect to any copyright, patent, or trade secret, or (b) any negligent act or omission or willful misconduct by the Indemnitor, its Representatives, or any Subcontractor engaged by Indemnitor in the performance of any obligations under this Agreement, or (c) any breach in a representation, covenant, or obligation of the Indemnitor contained in this Agreement; provided that (a) the Indemnitor is immediately notified of any such claim; (b) the Indemnitor has full discretion and control of the defense or settlement of any such claim provided that Indemnitor shall not have any right to stipulate or consent to the entry of an award or judgment against the Indemnitee without the Indemnitee's express written consent, which shall be in the Indemnitee's sole and absolute discretion; and (c) the Indemnitee provides full and complete cooperation in the defense and settlement of any such claim.

  Representations and Warranties.

    MMR Representations and Warranties. MMR represents and warrants to WFM that: (i) it owns and/or licenses the technology to provide the Services, (ii) it will provide the Services under the end user Terms and Conditions of Use, and (iii) it has adopted privacy policies consistent with the MMR Web site Privacy Policy.

    WFM Representations and Warranties. WFM represents and warrants that it will provide to MMR accurate records of Team Members for purposes of billing and collection and that it will make commercially reasonable efforts to ensure that only its Team Members will have access to and use any WFM-specific Promotional Codes.

  Confidentiality/Non-Disclosure.

    The parties have signed a Non-Disclosure Agreement which is attached as Exhibit B and by this reference is incorporated herein.

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  Books and Records

    The Parties agree to cooperate with each other to exchange information necessary to implement this Agreement.

    Each Party shall maintain books and records, including but not limited to, payment records, notices, accounting and administrative records, necessary for the proper administration of this Agreement, and for all regulatory purposes, and shall retain all such records for at least five (5) years, or longer, if required by law.

    The obligations set forth in this Article shall survive the termination of this Agreement for a period of four (4) years.

  Notices

    All notices, requests, consents, demands and communications provided for by this Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first-class mail, postage fully prepaid, (c) sent by internationally recognized courier, or (d) sent by facsimile, and confirmed by letter, addressed to the address of the Parties or to such changed address or telefax number as the Parties may have advised in a written notice as provided in this Article.

  As to Whole Foods Market: Betsy Foster, GVP of Business Development

  550 Bowie St.,

  Austin, TX 78703

  As to MMR: Robert H. Lorsch, CEO

  MyMedicalRecords, Inc.

  4401 Wilshire Blvd., Suite 200

  Los Angeles, CA 90010

  With a copy to:

  Robert H. Lorsch / rhlorsch@mmrmail.com

  Ingrid Safranek / isafranek@mmrmail.com

  General Terms and Conditions.

    Amendment/Modification. This Agreement may not be modified unless agreed in a writing signed by the Parties.

    Waiver. No waiver by either Party of any requirement of this Agreement shall be construed as a continuing waiver or consent to any subsequent breach.

    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties relating to the subject matter herein and supersedes all prior discussions between the Parties.

    Severability. If one or more of the provisions in this Agreement are deemed void by law, then remaining provisions continue in full force.

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    Force Majeure. No Party shall have any liability for any delay or failure to perform its obligations (except payment obligations) hereunder to the extent such delay or failure is the result of any act or event that is beyond such Party's reasonable control ("Force Majeure Event"). Force Majeure Events include, but are not limited to, acts of God, war, lightning, fire, storm, flood, earthquake, terrorist acts, blockade, revolution, riot, insurrection, civil commotion, public demonstration, strikes or industrial disturbances, sabotage and act of vandalism, interruption or degradation of any third party communications system or the Internet, or any action of a governmental entity and similar events. If a Party experiences a Force Majeure Event, it shall promptly provide written notice thereof to the other Parties and shall use all reasonable efforts to remove, avoid or mitigate the consequences of such Force Majeure Event.

    EXCEPT WITH RESPECT TO A PARTY'S INDEMNIFICATION OBLIGATIONS, A PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT , A PARTY'S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE VIII: (A) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED TO SUCH PARTY IN ADVANCE OR COULD HAVE BEEN REASONABLY FORESEEN BY SUCH PARTY.

    Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Either Party may assign its rights and/or delegate any and all of its duties without the other Party's consent to an Affiliate and/or in connection with a merger or sale.

    Applicable Law/Jurisdiction. This agreement shall be governed in all respects by the laws of the State of Delaware, U.S.A., without regard to that State's conflict of law rules. This Agreement is performable and enforceable under Delaware law. The parties agree and consent to the jurisdiction of the federal courts located in Central District of California and acknowledge that such courts shall constitute proper and convenient forums for the resolution of any actions between the parties hereto with respect to the subject matter hereof, and agree that, in such case, these courts shall be the sole and exclusive forums for the resolution of any actions between the parties with respect to the subject matter hereof.

  Acknowledgments. By signatures of their respective duly authorized representative below, each Party consents to be bound by the terms of this Agreement.

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MyMedicalRecords, Inc. Name: Robert H. Lorsch, CEO Title: CEO Signature: /s/ Robert H. Lorsch Date: 2/26/2013 4401 Wilshire Blvd., Suite 200 Los Angeles, CA 90010 Tel: 310-476-7002 Fax: 206-374-6136

WHOLE FOODS MARKETS MEDICAL AND WELLNESS CENTERS, INC.

Name: Betsy Foster

Title: Vice President

Signature: /s/ Betsy Foster

Date: 2/26/2012

Tel: [***]_____________________

Fax: [***]_____________________

[***]: Confidential portions omitted and filed separately with the Commission.

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MMR-Whole Foods Market Employee Benefits Program

EXHIBIT A
DESCRIPTION	COST

MyMedicalRecords Personal Health Record for Whole Food Team members. Includes:

  Toll-free lifeline number ("account number")
  Up to ten family members
  Integrated voice/fax messaging
  File Upload
  Drug reference tool
  Calendar reminders
  Bi-lingual site: English/Spanish
  Custom user guide for Whole Foods
$[***] per month per Team Member. 100,000+ Unit pricing used based on pilot minimum of [***]Team Members

Customized Content Areas for Whole Foods

  Remove access to XPlain content
  Add one location to link to 80 (approximate number) PDF content documents
    Whole Foods to provide content in English and Spanish
    PDFs to be hosted on MMR site
  And one "single sign on" link to Health Dialog shared decision making videos
    Videos to be hosted on Health Dialog site
    User account number is passed to Health Dialog
    When user arrives on Health Dialog site, user does not need to log in
    User can select specific video they want from menu on Health Dialog site
$[***]- one-time development fee

Forms Management

6 patient forms or 2 packets available to Whole Foods team members after they log into their account

    Patient Intake Form - Medical
    Patient Registration Form - Business
    HIPPA Privacy Form - Business
    Authorization to Release Medical Forms - Business
    Diet and Lifestyle Assessment - Medical
    Consent to Treatment Form - Business
  Create fillable PDF forms
  Secure signature and confirmation - forms are treated as two packets - business form which requires one signature, and medical packet which requires no signature
  eMail copy of form to patient
  Place form in patient PHR
  Capture field data for export

$[***] - one time development fee. $[***] per month.

[***]: Confidential portions omitted and filed separately with the Commission.

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EXHIBIT B

NON-DISCLOSURE AGREEMENT

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